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                                                                Exhibit 99(j)(3)





              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the three Prospectuses and "Independent Auditors" and "Financial Statements" in the two Statements of Additional Information and to the incorporation by reference of our reports, dated February 15, 2001, on Liquidity plus Money Market Fund, and on Munder Institutional S&P 500 Index Equity, MidCap Index Equity, SmallCap Index Equity, Short-Term Treasury and Money Market Funds in Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A, No. 2-91373) of St. Clair Funds, Inc.




                                                 /s/ Ernst & Young LLP
                                                 ---------------------
                                                     ERNST & YOUNG LLP


Boston, Massachusetts
April 23, 2001